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                                                                    Exhibit 99.1


[LOGO OF PP&L Pennsylvania Power & Light Company
APPEARS HERE] ----------------------------------
              Two North Ninth Street * Allentown, PA 18101-9968

Proxy Solicited on Behalf of the          William F. Hecht, Norman Robertson
Board of Directors for Annual             and Daniel G. Gambet, and each of
Meeting of Shareowners, April             them, are hereby appointed proxies,
26, 1995                                  with the power of substitution, to
                                          vote the shares of the undersigned,
                                          as directed on the reverse side of
P                                         this card, at the Annual Meeting of
                                          Shareowners of Pennsylvania Power &
R                                         Light Company to be held on April
                                          26, 1995, and any adjournments
O                                         thereof, and in their discretion to
                                          vote and act upon any other matters
X                                         as may properly come before said
                                          meeting and any adjournments thereof.
Y


Please mark your Proxy on the reverse     ------------------------------------
side, sign and date it, and return it                (SIGNATURE)
promptly in the envelope provided.

Please sign exactly as your name appears  ------------------------------------
above. When signing as executor,                     (SIGNATURE)
administrator, trustee, custodian, or
other duly authorized person, give            Dated                      1995
full title. If stock is held jointly,               --------------------
each joint owner should sign.                        (Continued on other side)

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     The Board of Directors recommends a vote FOR the following items. Shares represented by this Proxy will be so voted unless otherwise indicated below, in which case they will be voted as marked. Information pertaining to each proposal is included in the Proxy Statement and Prospectus.

                                                      FOR  AGAINST  ABSTAIN
(1) Approval of the Holding Company Restructuring     [ ]    [ ]      [ ]   (1)
    pursuant to the Plan of Exchange between PP&L and PP&L Resources, Inc.

(2) Election of Directors - (1) Derek C. Hathaway   [ ] VOTE FOR [ ]WITHHOLD (2)
                            (2) Stuart Heydt            all listed  AUTHORITY
                            (3) Clifford L. Jones       Nominees    to vote for
                            (4) Robert Y. Kaufman       except as   all listed
                            (5) Ruth Leventhal          indicated   Nominees

    (To withhold authority to vote for any individual
     Nominee, write that person's name on the line below.)

     ---------------------------------------------    FOR  AGAINST  ABSTAIN
(3) Approval of the Amended and Restated Directors [ ] [ ] [ ] (3) Deferred Compensation Plan
(4) Approval of the Amended and Restated Incentive [ ] [ ] [ ] (4) Compensation Plan
(5) Ratification of the appointment of Price          [ ]    [ ]      [ ]  (5)
    Waterhouse LLP as independent auditors

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                      Pennsylvania Power & Light Company
                            Allentown, Pennsylvania

     If you plan to attend the Annual Meeting of Shareowners on April 26, 1995, please fill out and return this reservation form so that an attendance card may be sent to you. Please use the enclosed envelope for the return of both this card and your proxy.

     You may, of course, attend the meeting without a card upon proper indentification. However, by indicating your plans in advance, we can make the necessary arrangements. Your cooperation is appreciated.
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                          Annual Meeting Reservation

I
We............................................................................
                          Please type or print name(s)

Address.......................................................................
                             Please type or print

..........................................................Zip.................

plan to attend the Annual Meeting of Shareowners to be held at Lehigh University's Stabler Arena, Lower Saucon Valley Goodman Campus Complex, Bethlehem, Pa., on Wednesday, April 26, 1995, at 1:30 p.m. Please send an attendance card.


                     Have You Enclosed Your Signed Proxy?
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                       RE: ANNUAL MEETING OF SHAREOWNERS

                                 APRIL 26, 1995

                       PENNSYLVANIA POWER & LIGHT COMPANY

TO PARTICIPANTS IN THE EMPLOYEE STOCK OWNERSHIP PLAN:

  We are forwarding to you the enclosed proxy materials which relate to shares of Common Stock of the Company credited to your account under the Employee Stock Ownership Plan ("Plan"). As a participant in the Plan, you are entitled to instruct the Trustees, as record owner of your Plan shares, to vote those shares in accordance with your wishes.

  You may indicate your instructions by completing and returning the enclosed Proxy. Full and fractional shares credited to your account under the Plan as of February 28, 1995 will be voted by the Trustees in accordance with your instructions.

  If you sign your Proxy and return it without voting instructions, your shares will be voted as recommended by the Board of Directors on each of the proposals described in the Proxy Statement. IF YOU DO NOT RETURN YOUR PROXY, OR RETURN IT UNSIGNED, YOUR SHARES WILL BE VOTED BY THE TRUSTEES IN ACCORDANCE WITH WHAT THEY BELIEVE TO BE IN THE BEST INTERESTS OF THE PARTICIPANTS, AS REQUIRED BY THE EMPLOYEE RETIREMENT INCOME SECURITY ACT (ERISA).

  Please mark, sign, date and return your instructions promptly. In this way, you will be sure that your shares will be represented at the meeting in accordance with your wishes. A self-addressed, postage-paid envelope is enclosed for your convenience.

  Active employees who wish to attend the Annual Meeting can obtain an attendance card from Investor Services (ETN 220-5501). The Company will continue its established policy of permitting active employee-shareowners to attend the Annual Meeting only with supervisory approval to use vacation or time off without pay.

  The enclosed Proxy shows your current share balance in the Plan and reflects the recent allocation of Common Stock to your account. For each $100 of dividends you received on Plan shares in 1994, 3.312 shares were allocated to your account. For each $10,000 in compensation (up to $53,000) you received in 1994, 2.374 shares were allocated to your account. Details of this allocation will be shown on your statement of account for April.
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                       RE: ANNUAL MEETING OF SHAREOWNERS

                                 APRIL 26, 1995

                       PENNSYLVANIA POWER & LIGHT COMPANY

TO PARTICIPANTS IN THE DIVIDEND REINVESTMENT PLAN:

  We are forwarding to you the enclosed proxy materials which relate to shares of Common Stock of the Company credited to your account under the Dividend Reinvestment Plan ("Plan"). As a participant in the Plan, you are entitled to instruct the Company, as record owner of your Plan shares, to vote those shares in accordance with your wishes.

  You may indicate your instructions by completing and returning the enclosed Proxy. Full and fractional shares credited to your account under the Plan as of February 28, 1995 will be voted by the Company in accordance with your instructions.

  If you sign your Proxy and return it without voting instructions, your shares will be voted as recommended by the Board of Directors on each of the proposals described in the Proxy Statement. HOWEVER, IF YOU DO NOT RETURN YOUR PROXY, OR RETURN IT UNSIGNED, YOUR SHARES WILL NOT BE VOTED.

  Please mark, sign, date and return your instructions promptly. In this way, you will be sure that your shares will be represented at the meeting in accordance with your wishes. A self-addressed, postage-paid envelope is enclosed for your convenience.